Exhibit 23


Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-64145), pertaining to the Incentive Stock Compensation Plan of Todd Shipyards Corporation of our report dated May 16, 2001, with respect to the consolidated financial statements and schedule of Todd Shipyards Corporation included in the Annual Report (Form 10-K) for the year ended April 1, 2001.


/s/ Ernst & Young LLP
Seattle, Washington
June 14, 2001